     As filed with the Securities and Exchange Commission on June 1, 1995.
                                                          Registration No.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                           -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                           FOSTER WHEELER CORPORATION
              --------------------------------------------------
              (Exact name of issuer as specified in its charter)

                 New York                              13-1855904
- ---------------------------------------------       ---------------------
(State or other jurisdiction of incorporation       (I.R.S. Employer
              or organization)                      Identification Number)

         Perryville Corporate Park
         Clinton, New Jersey                           08809-4000
- ---------------------------------------------       ---------------------
(Address of principal executive offices)                (Zip Code)

                           FOSTER WHEELER CORPORATION
                             1995 STOCK OPTION PLAN
                           --------------------------
                            (Full title of the Plan)

                            Thomas R. O'Brien, Esq.
                       Vice President and General Counsel
                           Perryville Corporate Park
                         Clinton, New Jersey 08809-4000
                    ---------------------------------------
                    (Name and Address of Agent for Service)

                                  (908)730-4020
         ------------------------------------------------------------
         (Telephone number, including area code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------
                                                           Proposed         Proposed
              Title of                                      Maximum          Maximum
             Securities                   Amount           Offering         Aggregate          Amount of
               to be                       to be           Price Per        Offering          Registration
             Registered                 Registered         Share (1)        Price (1)             Fee
- -----------------------------------------------------------------------------------------------------------
 Common Stock, $1.00 par value,         1,500,000       $34.44           $51,660,000       $17,814.00
 including Preferred Stock              shares (2)
 Purchase Rights
- -----------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low market prices of the Common Stock on the New York Stock Exchange on May 26, 1995.

(2) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to antidilution provisions.

This document consists of 11 sequentially numbered pages.
The exhibit index can be found at page 5.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Foster Wheeler Corporation ("Foster Wheeler") with the Securities and Exchange Commission are incorporated herein by reference:

         (a) Foster Wheeler's Annual Report on Form 10-K filed for the fiscal year ended December 30, 1994.

         (b) Foster Wheeler's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995.

         (c) The description of Foster Wheeler's Common Stock which is contained in Foster Wheeler's Registration Statement on Amendment to Form 8-A filed on June 1, 1995 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (d) The description of the Preferred Stock Purchase Rights which is contained in Foster Wheeler's Registration Statement on Form 8-A dated October 2, 1987.

         All reports and other documents subsequently filed by Foster Wheeler pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The securities to be offered are registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the Common Stock offered under the Plan has been passed upon for Foster Wheeler by Thomas R. O'Brien, Esq., Perryville Corporate Park, Clinton, New Jersey 08809-4000, Vice President and General Counsel of Foster Wheeler. As of June 1, 1995, Mr. O'Brien is the beneficial owner of 200 unlegended shares of Common Stock, 0 shares of legended Common Stock and holds options to acquire 2,500 shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 721 through 727 of the New York Business Corporation Law provide for the indemnification of officers and directors of Foster Wheeler in certain circumstances. The indemnification provided for by the statute is not exclusive of any other rights of indemnification. Section 6.6 of Foster Wheeler's By-Laws provides for indemnification (to the full extent permitted by the laws of the State of New
York). In general, New York law allows a corporation to indemnify its officers and directors if the officer or director acted in good faith and/or if the officer or director did not breach his statutory duty to the corporation. In addition, Foster Wheeler maintains Director and Officers Liability Insurance with limits of $25,000,000 per policy year (with certain retentions and exclusions) for officers and directors of Foster Wheeler and its subsidiaries acting in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Reference is made to the Exhibit Index.

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i)      To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities
Act");

                          (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act, the registrant, Foster Wheeler Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Clinton, State of New Jersey on the 30th day of May, 1995.

                                    Foster Wheeler Corporation


                                    By  Richard J. Swift*
                                        --------------------------------------
                                        (Richard J. Swift, Chairman, President
                                        Chief Executive Officer and Director)

                 Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on May 30, 1995.


Signature                                                   Title
- ---------                                                   -----
                                                   Chairman, President, Chief Executive
                                                   Officer and Director (Principal
     Richard J. Swift*                             Executive Officer)
- ----------------------------

                                                   Vice Chairman of the Board of
                                                   Directors and Director (Principal
     David J. Roberts*                             Financial Officer)
- ----------------------------

                                                   Vice President and Controller (Chief
     George S. White*                              Accounting Officer)
- ----------------------------

     Eugene D. Atkinson*                           Director
- ----------------------------

     Louis E. Azzato*                              Director
- ----------------------------

     Kenneth A. DeGhetto*                          Director
- ----------------------------

     Martha Clark Goss*                            Director
- ----------------------------

     E. James Ferland*                             Director
- ----------------------------

     John A. Hinds*                                Director
- ----------------------------

     Joseph J. Melone*                             Director
- ----------------------------

     Frank E. Perkins*                             Director
- ----------------------------

     Charles Y.C. Tse*                             Director
- ----------------------------

     Robert Van Buren*                             Director
- ----------------------------

         *Executed on behalf of the indicated Directors and Officers of the Registrant by Thomas R. O'Brien, duly appointed attorney-in-fact. A copy of such Power of Attorney is attached hereto as Exhibit 24.


                                        /S/ Thomas R. O'Brien
                                        ---------------------
                                        By:     Thomas R. O'Brien
                                        (Attorney-in-fact)

                                    EXHIBITS

Exhibit
Number           Description                                                         Page
- ------           -----------                                                         ----
4a.              Copy of 1995 Stock Option Plan (incorporated                        N/A
                 by reference to Exhibit A to Proxy Statement
                 dated March 17, 1995 and related to the
                 Annual Meeting of Stockholders on
                 April 25, 1995)

4b.              Certificate of Incorporation of Foster                              N/A
                 Wheeler (incorporated by reference to
                 Exhibit 2 to the Annual Report on
                 Form 10-K for the fiscal year ended
                 December 29, 1989)

4c.              Bylaws of Foster Wheeler (incorporated                              N/A
                 by reference to Exhibit 2 to the Annual
                 Report on Form 10-K for the fiscal year
                 ended December 31, 1993)

4d.              Rights Agreement between Foster Wheeler                             N/A
                 and Mellon Securities, Inc., as
                 Rights Agent (incorporated by reference
                 to Registration Statement on Form 8-A
                 dated October 2, 1987)

5.               Legal Opinion of Counsel                                            6

23a.             Consent of Coopers & Lybrand L.L.P.                                 8

23b.             Consent of Counsel - Contained in Exhibit 5                         N/A

24.              Power of Attorney                                                   9